UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Janaury 20, 2010

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CORDEX PHARMA, INC.
(Exact name of registrant as specified in its charter)

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Nevada	000-33023	86-0982792
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7660 Fay Avenue, Suite H-373, La Jolla, CA 92037
(Address of Principal Executive Office) (Zip Code)

(858) 551-5700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

    On January 20, 2009, the Company entered into an agreement with its debenture holders which, among other things, (i) extended the maturity date of its debentures until February 28, 2010;(ii) increased the principal amount of each debenture by 2.5% of the principal amount outstanding immediately prior thereto; (iii) reduced the conversion price of the outstanding debentures to $0.10 and (iv) reduced the number of authorized shares of common stock required to be maintained by the Company to 90% of the number of shares of common stock issuable upon full conversion of the outstanding debentures and full exercise of the outstanding warrants, subject to increase at the request of any debenture holder.  Certain debenture holders provided funding to the Company in the aggregate amount of $39,316, through (i) loans to the Company in the aggregate principal amount of $33,316, which loans are senior to all other secured loans and (ii) the exercise of warrants for an aggregate of 600,000 shares of common stock of the Company at an exercise price of $.01 per share, resulting in an additional $6,000 payment to the Company.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

    In connection with the transaction described above, we issued an aggregate of 600,000 shares of our common stock to the debenture holders in a private placement.   The offering and sale of the common stock qualified for exemption under Section 4(2) of the Securities Act of 1933, as amended (“the Act”), since the issuance by us did not involve a public offering. This offering was done with no general solicitation or advertising by us.   The offering was not a public offering as defined in Section 4(2) because the offer was made to an insubstantial number of persons and because of the manner of the offering.   In addition, the debenture holders had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted.  This restriction ensures that these shares will not be immediately redistributed into the market and therefore not part of a public offering.  Based on the analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS. (a) Not applicable (b) Not applicable (c) Not applicable (d) Exhibits.

Exhibit No.	Description

4.1	Form of Bridge Note

10.1	Extension and Bridge Funding Agreement dated January 20, 2010

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORDEX PHARMA, INC.

By:	/s/ JAMES S. KUO
James S. Kuo Chairman and Chief Executive Officer

Date:  January 26, 2010